Exhibit 99.1

CARRIAGE SERVICES ANNOUNCES CLOSING OF FAIRFAX MEMORIAL PARK AND FUNERAL HOME
HOUSTON, Dec. 31, 2019 (GLOBE NEWSWIRE) -- Carriage Services, Inc. (NYSE: CSV) (“Carriage Services” or the “Company”), today announced that it closed the acquisition of Fairfax Memorial Park and Funeral Home in Fairfax, Virginia (collectively “Fairfax”). Fairfax currently performs approximately 850 cemetery interments and 900 funerals annually and has combined revenue that represents the largest single business acquired in the history of the Company.
About Carriage Services
Carriage Services is a leading provider of deathcare services and merchandise in the United States. Carriage operates 188 funeral homes in 29 states and 31 cemeteries in 11 states.

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.

For more information, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.